                              EXHIBIT 99.1

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders and the Board of Directors of Old Kent Financial
Corporation:

We have audited the accompanying consolidated balance sheets of Old Kent Financial Corporation (a Michigan corporation) and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of income, cash flows and shareholders' equity for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Old Kent Financial Corporation and subsidiaries as of December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.

/s/ Arthur Andersen LLP

Chicago, Illinois
January 12, 2001

CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATED BALANCE SHEET

                                                   DECEMBER 31,  DECEMBER 31,
(DOLLARS IN THOUSANDS)                                 1999          1998
-----------------------------------------------------------------------------
ASSETS:
Cash and due from banks                               $679,155      $759,083
Federal funds sold and resale agreements                30,261        72,925
                                                   -----------   -----------
Total cash and cash equivalents                        709,416       832,008
Interest-earning deposits                                2,167        10,012
Trading account securities                                  --       349,090
Mortgages held-for-sale                                901,130     2,272,373
Securities available-for-sale:
  Collateralized mortgage obligations and other
   mortgage-backed securities                        2,039,160     2,049,335
  Other securities                                   1,198,669     2,001,869
                                                   -----------   -----------
Total securities available-for-sale (amortized
 cost of $3,335,192 and $3,986,921 respectively)     3,237,829     4,051,204
Securities held-to-maturity:
  Collateralized mortgage obligations and other
   mortgage-backed securities                           92,335       180,371
  Other securities                                     516,929       623,395
                                                   -----------   -----------
Total securities held-to-maturity (market values
 of $590,369 and $823,631 respectively)                609,264       803,766
Loans                                               13,901,663    11,787,940
Allowance for credit losses                           (206,279)     (200,555)
                                                   -----------   -----------
Net loans                                           13,695,384    11,587,385
                                                   -----------   -----------
Premises and equipment                                 288,565       297,661
Other assets                                         1,156,532       945,187
                                                   -----------   -----------
Total Assets                                       $20,600,287   $21,148,686
                                                   ===========   ===========
LIABILITIES AND SHAREHOLDERS' EQUITY:
Liabilities:
Deposits:
  Non-interest-bearing                              $2,329,884    $2,554,510
  Interest-bearing                                  13,332,300    13,823,656
  Foreign deposits--interest-bearing                   110,061       140,077
                                                   -----------   -----------
    Total deposits                                  15,772,245    16,518,243
Other borrowed funds                                 2,824,034     2,548,454
Other liabilities                                      318,244       305,664
Long-term debt                                         200,000       200,000
                                                   -----------   -----------
Total Liabilities                                   19,114,523    19,572,361
                                                   -----------   -----------
Shareholders' Equity:
Preferred stock: 25,000,000 shares authorized
 Series D convertible, $1,000 stated value, 8.00%
 7,250 shares authorized, issued and outstanding         7,250         7,250
 Series E perpetual, $1,000 stated value, 8.00%
 2,000 shares authorized, issued and outstanding         2,000         2,000
Common stock, $1 par value: 300,000,000 shares
 authorized; 131,367,000 and 128,537,000 shares
 issued and outstanding                                131,367       128,537
Capital surplus                                        418,367       340,327
Retained earnings                                    1,004,125     1,057,116
Accumulated other comprehensive (loss)/income          (77,345)       41,095
                                                   -----------   -----------
Total Shareholders' Equity                           1,485,764     1,576,325
                                                   -----------   -----------
Total Liabilities and Shareholders' Equity         $20,600,287   $21,148,686
                                                   ===========   ===========

The accompanying notes to consolidated financial statements are an integral part of these statements.

                                      2

CONSOLIDATED STATEMENT OF INCOME

Year ended December 31 (DOLLARS IN
THOUSANDS, EXCEPT PER SHARE DATA)            1999        1998        1997
-----------------------------------------------------------------------------
INTEREST INCOME:
  Interest and fees on loans               $1,068,564  $1,027,521  $1,050,345
  Interest on mortgages held-for-sale         115,135     121,023      66,815
  Interest on securities (taxable)            232,339     278,372     298,119
  Interest on securities (non-taxable)         38,493      32,684      30,432
  Interest on investments                       6,832       6,630      10,118
                                          ----------- ----------- -----------
  Total interest income                     1,461,363   1,466,230   1,455,829
                                          ----------- ----------- -----------
INTEREST EXPENSE:
  Interest on deposits                        546,522     576,743     596,097
  Interest on other borrowed funds            128,571     135,803     112,932
  Interest on long-term obligations            13,152      13,481      13,026
                                          ----------- ----------- -----------
  Total interest expense                      688,245     726,027     722,055
                                          ----------- ----------- -----------
NET INTEREST INCOME                           773,118     740,203     733,774
PROVISION FOR CREDIT LOSSES                    35,388      52,930      59,673
                                          ----------- ----------- -----------
NET INTEREST INCOME AFTER PROVISION FOR
 CREDIT LOSSES                                737,730     687,273     674,101
                                          ----------- ----------- -----------
OTHER INCOME:
  Mortgage banking revenue (net)              192,296     152,378      98,144
  Investment management & trust revenues       80,642      72,366      62,323
  Deposit account revenue                      78,153      74,401      66,544
  Transaction processing revenue               22,891      20,832      16,082
  Insurance sales commissions                  24,139      21,216      15,066
  Other                                        58,609      72,427      56,183
                                          ----------- ----------- -----------
  Total other income                          456,730     413,620     314,342
                                          ----------- ----------- -----------
OTHER EXPENSES:
  Salaries and employee benefits              381,224     361,551     333,765
  Occupancy                                    58,064      53,505      50,229
  Equipment                                    49,281      45,948      41,173
  Professional services                        48,941      32,560      29,369
  Telephone and telecommunication              25,426      20,863      16,362
  Postage and courier charges                  19,063      18,559      16,357
  Merger charges                               26,000      24,993          --
  Other                                       157,880     145,624     126,477
                                          ----------- ----------- -----------
  Total other expenses                        765,879     703,603     613,732
                                          ----------- ----------- -----------
INCOME BEFORE INCOME TAXES                    428,581     397,290     374,711
  Income taxes                                149,463     136,152     126,880
                                          ----------- ----------- -----------
NET INCOME                                   $279,118    $261,138    $247,831
  Dividend on preferred stock                    (740)       (740)       (740)
                                          ----------- ----------- -----------
NET INCOME AVAILABLE TO COMMON
  SHAREHOLDERS                               $278,378    $260,398    $247,091
                                          =========== =========== ===========
  Average number of common shares
   used to compute:
   Basic earnings per share               139,003,000 143,962,000 150,116,000
   Diluted earnings per share             140,594,000 145,888,000 151,803,000
  Basic earnings per common share               $2.00       $1.81       $1.65
  Diluted earnings per common share             $1.98       $1.79       $1.63

  THE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS ARE AN INTEGRAL
                           PART OF THESE STATEMENTS.

                                      3

CONSOLIDATED STATEMENT OF CASH FLOWS

Twelve months ended December 31,
(dollars in thousands)                      1999          1998         1997
-------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income                                 $279,118      $261,138     $247,831
 Adjustments to reconcile net income to
  net cash provided by (used for)
  operating activities:
  Provision for credit losses                 35,388        52,930       59,673
  Depreciation, amortization and
   accretion                                  67,773        68,615       71,029
  Net gains on sales of assets              (182,236)     (209,457)    (109,429)
  Net change in trading account
   securities                                349,411      (347,910)      61,523
  Originations and acquisitions of
   mortgages held-for-sale               (12,228,588)  (13,693,103)  (6,926,939)
  Proceeds from sales and prepayments
   of mortgages held-for-sale             13,540,066    12,673,555    6,313,959
  Net change in other assets                 (13,029)      120,262      (79,473)
  Net change in other liabilities             64,067        (8,985)     (12,699)
                                        ------------  ------------  -----------
 Net cash provided by (used for)
  operating activities                     1,911,970    (1,082,955)    (374,525)
                                        ------------  ------------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Proceeds from maturities and
  prepayments of securities available-
  for-sale                                 1,010,726       586,182      321,719
 Proceeds from sales of securities
  available-for-sale                       1,063,992     1,406,923    4,917,209
 Purchases of securities available-for-
  sale                                    (1,413,839)   (2,661,512)  (5,191,126)
 Proceeds from maturities and
  prepayments of securities held-to-
  maturity                                   294,042     1,105,076      802,948
 Purchases of securities held-to-
  maturity                                   (97,698)     (307,954)    (663,796)
 Net change in interest-earning
  deposits                                     7,845        16,335        2,597
 Proceeds from sale of loans                   9,482       207,849      379,552
 Net change in loans                      (1,330,339)        5,420     (819,488)
 Acquisition of loans through flow
  arrangements                              (822,329)      (39,269)          --
 Purchases of leasehold improvements,
  premises and equipment, net                (24,854)      (39,158)     (47,672)
 Acquisition of business units (net of
  cash acquired)                                  --            --       17,204
 Sale of business units (net of cash
  sold)                                           --            --        1,234
                                        ------------  ------------  -----------
 Net cash provided by (used for)
  investing activities                    (1,302,972)      279,892     (279,619)
                                        ------------  ------------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Change in time deposits                    (685,944)      (64,524)    (269,675)
 Change in demand and savings deposits       (60,054)    1,263,327       61,425
 Change in other borrowed funds              275,579       (49,061)     968,439
 Proceeds from issuance of capital
  securities                                      --            --      100,000
 Repurchases of common stock                (178,692)     (257,519)    (196,180)
 Proceeds from common stock issuances         26,290        20,218       11,683
 Dividends paid to shareholders             (108,769)     (106,328)     (89,892)
                                        ------------  ------------  -----------
 Net cash provided by (used for)
  financing activities                      (731,590)      806,113      585,800
                                        ------------  ------------  -----------
 Net change in cash and cash
  equivalents                               (122,592)        3,050      (68,344)
 Cash and cash equivalents at beginning
  of year                                    832,008       828,958      897,302
                                        ------------  ------------  -----------
 Cash and cash equivalents at December
  31                                        $709,416      $832,008     $828,958
                                        ============  ============  ===========
 SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION:
  Interest paid on deposits, other
   borrowed funds and subordinated debt     $685,620      $742,726     $727,082
  Federal income taxes paid                   99,904       112,093      107,173
 Significant non-cash transactions:
  Stock dividend issued                      222,020       184,748      135,388
  Stock issued to acquire businesses              --            --       76,938

  THE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS ARE AN INTEGRAL
                           PART OF THESE STATEMENTS.

CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

                                                                                   Accumulated
                                                                                      Other         Total
(dollars in thousands,    Comprehensive  Preferred  Common   Capital   Retained   Comprehensive Shareholders'
except per share data)       Income        Stock    Stock    Surplus   Earnings      Income        Equity
-------------------------------------------------------------------------------------------------------------
                                      (dollars in thousands, except per share data)
Balance at January 1,
 1997 as previously
 reported                                           $57,809  $170,455   $963,110    $(11,177)    $1,180,197
Adjustment to record
 merger of CFSB Bancorp,
 Inc. and Pinnacle Banc
 Group, Inc., Merchants
 Bancorp, Inc. and Grand
 Premier Financial, Inc.
 on a pooling-of-
 interests basis                          9,250      23,441   176,574    152,881      17,105        379,251
                                         ------    --------  --------  ---------    --------     ----------
Restated balance at
 January 1, 1997                          9,250      81,250   347,029  1,115,991       5,928      1,559,448
                                         ------    --------  --------  ---------    --------     ----------
Net income for the year      $247,831                                    247,831                    247,831
Unrealized gains on
 securities, net of
 $15,700 taxes                 28,136                                                 28,136         28,136
                             --------
Total comprehensive
 income                      $275,967
                             ========
Cash dividends:
$.581 per common share                                                   (89,152)                   (89,152)
$80.00 per preferred share                                                  (740)                      (740)
Common stock issued in
payment of stock
dividend -
 4,686,000 shares (cash
 in lieu of
 fractionals--$326,000)                               4,686   130,376   (135,388)                      (326)
Common stock issued for
 Seaway Financial
 Corporation
 acquisition--1,924,000
 shares                                               1,924    69,843                                71,767
Common stock issued for
 Grand Rapids Holland
 Insurance Agency, Inc.
 acquisition--86,000
 shares                                                  86     5,085                                 5,171
Common stock repurchased
 for dividend
 reinvestment plan,
 employee stock plans,
 acquisitions, stock
 dividends and other
 purposes--5,800,000
 shares                                              (5,800) (187,479)    (2,901)                  (196,180)
Common stock issued
 under dividend
 reinvestment plan,
 employee stock plans,
 and other--1,715,000
 shares                                               1,715    13,650       (214)                    15,151
Common stock issued in
 payment of 2-for-1
 stock split -
 48,611,000 shares                                   48,611    (2,164)   (46,447)                        --
Tax benefit relating to
 employee stock plans                                           4,977                                 4,977
                                         ------    --------  --------  ---------    --------     ----------
Balance at December 31,
 1997                                     9,250     132,472   381,317  1,088,980      34,064      1,646,083
                                         ------    --------  --------  ---------    --------     ----------
Net income for the year      $261,138                                    261,138                    261,138
Unrealized gains on
 securities, net of
 $3,000 in taxes                7,031                                                  7,031          7,031
                             --------
Total comprehensive
 income                      $268,169
                             ========
Cash dividends:
$.655 per common share                                                  (105,588)                  (105,588)
$80.00 per preferred share                                                  (740)                      (740)
Common stock issued in
 payment of stock
 dividend -
 8,181,000 shares (cash
 in lieu of
 fractionals--$221,000)                               8,181   176,346   (184,748)                      (221)
Common stock repurchased
 for dividend
 reinvestment plan,
 employee stock plans,
 acquisitions, stock
 dividends and other
 purposes-- 13,499,000
 shares                                             (13,499) (242,797)    (1,223)                  (257,519)
Common stock issued
 under dividend
 reinvestment plan,
 employee stock plans,
 and other--1,383,000
 shares                                               1,383    21,849       (703)                    22,529
Tax benefit relating to
 employee stock plans                                           3,612                                 3,612
                                         ------    --------  --------  ---------    --------     ----------
Balance at December 31,
 1998                                     9,250     128,537   340,327  1,057,116      41,095      1,576,325
                                         ------    --------  --------  ---------    --------     ----------
Net income for the year      $279,118                                    279,118                    279,118
Unrealized losses on
 securities, net of
 $43,400 tax benefit         (118,440)                                              (118,440)      (118,440)
                             --------
Total comprehensive
 income                      $160,678
                             ========
Cash dividends:
$.762 per common share                                                  (108,029)                  (108,029)
$80.00 per preferred share                                                  (740)                      (740)
Common stock issued in
 payment of stock
 dividend -
 5,626,000 shares (cash
 in lieu of
 fractionals--$155,000 )                              5,626   216,240   (222,020)                      (154)
Common stock repurchased
 for dividend
 reinvestment plan,
 employee stock plans,
 acquisitions, stock
 dividends and other
 purposes--4,203,000
 shares                                              (4,203) (173,055)    (1,434)                  (178,692)
Common stock issued
 under dividend
 reinvestment plan,
 employee stock plans,
 and other--1,407,000
 shares                                               1,407    31,953        114                     33,474
Tax benefit relating to
 employee stock plans                                           2,902                                 2,902
                                         ------    --------  --------  ---------    --------     ----------
Balance at December 31,
 1999                                    $9,250    $131,367  $418,367 $1,004,125    $(77,345)    $1,485,764
                                         ======    ========  ========  =========    ========     ==========

THE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS ARE AN INTEGRAL PART OF THESE STATEMENTS.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Consolidated Financial Statements have been prepared in conformity with generally accepted accounting principles and reporting practices prescribed for the banking industry. A description of significant accounting policies follows:

BASIS OF PRESENTATION

The Consolidated Financial Statements for the Corporation include the accounts of Old Kent Financial Corporation ("Parent Company") and its wholly owned subsidiaries (collectively, "Old Kent" or the "Corporation"). Significant intercompany balances and transactions have been eliminated in consolidation.

NATURE OF OPERATIONS

The Corporation operates two commercial banks with 203 full service offices throughout Michigan, 85 such offices in the metropolitan markets in and around Chicago, Illinois, and two such offices in Indiana. It also operates a mortgage banking company with 147 offices located in thirty-two states. Other business activities include investment management and trust services, as well as brokerage and insurance services. Old Kent's revenue is mainly derived by providing financial services to commercial and retail customers located within those markets. The financial services provided primarily consist of the extension of credit and acceptance of deposits.

USE OF ESTIMATES

Conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

TRADING ACCOUNT SECURITIES

Trading account securities are carried at market value. Gains and losses on trading activities are included in other income in the Consolidated Statement of Income.

SECURITIES AVAILABLE-FOR-SALE

Securities available-for-sale include those securities which might be sold as part of Old Kent's management of interest rate risk, in response to changes in interest rates, prepayment or credit risk or due to a desire to increase capital or liquidity. While Old Kent has no current intention to sell these securities, they may not be held for long-term investment. These assets are carried on the balance sheet at their estimated fair values, with corresponding (after-tax) valuation adjustments included as a component of shareholders' equity. Gains and losses realized on sales of such securities are determined using the specific identification method and are included in other income in the Consolidated Statement of Income.

Premiums and discounts on securities available-for-sale, as well as securities held-to-maturity, are amortized over the estimated lives of the related securities. These amortization and adjustments stemming from changes in estimated lives, are included in interest income in the accompanying Consolidated Statement of Income.

SECURITIES HELD-TO-MATURITY

Securities held-to-maturity are stated at amortized cost. Designation as such a security is made at the time of acquisition and is based on intent and ability to hold the security to maturity.

MORTGAGE BANKING ACTIVITIES

The Corporation sells residential mortgage loans to investors on both a servicing released and servicing retained basis. Gains on sales of mortgages are recorded to the extent proceeds exceed the carrying value of the loans. Mortgage loans held-for-sale are carried at the lower of cost or market, which is determined under the aggregate method. In determining the lower of cost or market, the gains and losses associated with the corresponding financial instruments used to hedge against increases in interest rates, are considered.

The fair value of the Corporation's mortgage servicing rights is determined based on quoted market prices for comparable transactions, if available, or a valuation model that calculates the present value of expected future cash flows. Mortgage servicing rights are amortized ratably in relation to the associated servicing revenue over the estimated lives of the serviced loans. The Corporation evaluates and measures impairment of its capitalized servicing rights using stratifications based on the risk characteristics of the underlying loans. Management has determined those risk characteristics to include loan type and interest rate. Impairment, when present, is recognized through a valuation allowance.

LOANS

Loans are generally stated at their principal amount outstanding, net of unearned income. Loan performance is reviewed regularly by loan review personnel, loan officers and senior management. A loan is placed on nonaccrual status and evaluated for impairment when principal or interest is past due 90 days or more and the loan is not well secured and in the process of collection, or when, in the opinion of management, there is sufficient reason to doubt collectibility of principal or interest. Interest previously accrued, but not collected, is reversed and charged against interest income at the time the loan is placed on nonaccrual status. Generally, the terms of loans that resulted from troubled debt restructurings are at interest rates considered below current market rates for comparable loans and are evaluated for impairment. The Corporation considers loans which are on nonaccrual or restructured status as impaired.

Old Kent's policy is to review impaired loans to determine the need for a valuation allowance. The Corporation determines this need using the most appropriate of the following methods: (1) the present value of the expected future cash flows discounted at the loan's effective rate of interest, (2) the loan's observable market price, or (3) the fair value of the collateral, if the loan is collateral dependent. Large groups of smaller balance homogenous loans with common risk characteristics are aggregated and collectively evaluated for impairment. These large groups of smaller balance homogenous loans include residential mortgages, consumer loans, and certain commercial loans, such as those to small businesses.

Interest payments received on nonaccrual loans are recorded as principal reductions if principal repayment is doubtful. Loans are no longer classified as impaired when principal and interest payments are current and collectibility is no longer in doubt. Interest income on restructured loans is recognized according to the terms of the restructure, subject to the nonaccrual policy described above.

Certain commitment and loan origination fees are deferred and amortized as an adjustment of the related loan's yield over its contractual life using the interest method, or other sufficiently similar methods. All remaining commitment and loan origination fees and all direct costs associated with originating or acquiring loans are recognized currently, which is not materially different than the prescribed method.

ALLOWANCE FOR CREDIT LOSSES

The allowance for credit losses is maintained at a level that, in management's judgment, is adequate to absorb losses inherent in the loan portfolio. The amount is based on management's specific review and analysis of the loan portfolio, and evaluation of the effects of current economic conditions on the loan portfolio. This process is based on estimates, and ultimate losses may materially differ in the near term from the current estimates. As changes in estimates occur, adjustments to the level of the allowance are recorded in the provision for credit losses in the period in which they become known.

PREMISES AND EQUIPMENT

Premises and equipment are stated at original costs, less accumulated depreciation and amortization computed on the straight-line method over the estimated useful lives of the assets or terms of the leases, whichever period is shorter. For income tax purposes, minimum lives and accelerated methods are used.

OTHER REAL ESTATE OWNED

Other real estate owned consists of properties acquired in partial or total satisfaction of debt. Other real estate owned is stated at fair value. Losses arising at acquisition are charged against the allowance for credit losses. Reductions in fair value subsequent to acquisition are recorded in other expense in the Consolidated Statement of Income.

INTANGIBLE AND OTHER LONG-LIVED ASSETS

Goodwill, representing the cost of investments in subsidiaries in excess of the fair value of the net assets at acquisition, is amortized over periods ranging from ten to twenty years. Other acquired intangible assets, such as those associated with acquired core deposits, are amortized over periods not exceeding fifteen years. When factors indicate that a long-lived asset or identifiable intangible asset should be evaluated for impairment, the Corporation estimates the undiscounted future cash flows over the remaining life of the asset in assessing whether impairment should be recognized.

TRUST ASSETS

Property, other than cash deposits, held in a fiduciary or agency capacity is not included in the Consolidated Balance Sheet, since such assets are not owned by the Corporation.

RETIREMENT PLANS

The defined benefit pension plan covers substantially all employees. The plan provides for normal and early retirement, deferred benefits for vested employees and, under certain circumstances, survivor benefits in the event of death. Benefits are based on the employees' years of service and their five highest consecutive years of compensation over the last ten years of service, subject to certain limits. The proportion of average compensation paid as a pension is determined by age and length of service as defined in the plan. Contributions to the plan satisfy or exceed the minimum funding requirement of the Employee Retirement Income Security Act (ERISA). Assets held by the plan consist primarily of investments in several of Old Kent's proprietary mutual funds.

Old Kent also maintains noncontributory, nonqualified pension plan for certain participants whose retirement benefit payments under qualified plans are expected to exceed the limits imposed by the Internal Revenue Code. Old Kent maintains nonqualified trusts, referred to as "rabbi" trusts, primarily to fund and secure the benefits in excess of those permitted in certain of the Old Kent qualified pension plans. These arrangements offer certain officers of the Corporation a degree of assurance for ultimate payment of benefits. The assets remain subject to the claims of creditors of Old Kent and are not the property of the employees. Therefore, they are accounted for as assets of the Corporation with a corresponding liability in the Consolidated Balance Sheet.

RETIREMENT SAVINGS PLANS

Old Kent maintains a defined contribution retirement savings plan covering substantially all employees. The Corporation's contribution is equal to 50% of the amount contributed by the participating employees, limited to a maximum of 3% of compensation as described under the terms of the plan. The estimated contribution by Old Kent is charged to expense during the year in which the employee contribution is received and is included in employee benefits in the Consolidated Statement of Income.

INCOME TAXES

Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be reversed. Old Kent and its subsidiaries file a consolidated federal income tax return.

EARNINGS PER SHARE

Basic earnings per share is computed by dividing net income by the average number of common shares outstanding. Diluted earnings per share is computed by dividing net income by the average number of common shares outstanding plus all potential common shares. Dilutive potential common shares include all shares which may become contractually issuable. For Old Kent, dilutive potential common shares are primarily comprised of shares issuable under employee stock plans.

COMPREHENSIVE INCOME

Comprehensive Income consists of net income and adjustments to available-for-sale securities. Old Kent presents comprehensive income in the Consolidated Statement of Shareholders' Equity.

FINANCIAL INSTRUMENT ACCOUNTING POLICY

Old Kent uses certain off-balance sheet derivative financial instruments, including interest rate swaps, Treasury futures and options, and interest rate caps and floors in connection with risk management activities. Provided these instruments meet specific criteria, they are considered hedges and accounted for under the accrual or deferral methods, as more fully discussed below.

Old Kent uses interest rate swaps to hedge interest rate risk on interest-earning assets and interest-bearing liabilities. Amounts receivable or payable under these agreements are included in net interest income. There is no recognition on the balance sheet for changes in the fair value of the hedging instrument. Gains or losses on terminated interest rate swaps are deferred and amortized to interest income or expense over the remaining life of the contract term.

Old Kent uses forward sale agreements and options on forward sale agreements to protect the value of residential loan commitments, loans held-for-sale and related mortgage-backed securities held in the trading account. The market value of the financial hedges associated with loan origination commitments and loans held-for-sale are included in the aggregate valuation of mortgages held-for-sale. Premiums paid for options are deferred as a component of other assets and amortized against gains on sale of loans over the contract term. Forward sale agreements associated with mortgage-backed securities held in the trading account are considered when marking those securities to market, with the corresponding adjustment recorded to gains on sales of loans. Old Kent uses Treasury futures and options on Treasury futures to help protect against market value changes in the mortgage servicing right ("MSR") portfolio.
The fair value of the hedges are recorded as an adjustment to the carrying amount of the MSR with a corresponding adjustment to cash or other receivables or payables. If terminated, the realized gain or loss on the hedge is included in MSR amortization over the estimated life of the loan servicing that had been hedged. Option premiums paid or received are deferred as a component of other assets and amortized as MSR amortization over the contract term.

Derivative financial instruments, such as caps and floors, that do not meet the required criteria are carried on the balance sheet at fair value with realized and unrealized changes in that value recognized in earnings. If the hedged item is sold or its outstanding balance otherwise declines below that of the related hedging instrument, the derivative product (or applicable excess portion thereof) is marked-to-market and the resulting gain or loss is included in earnings.

NEW ACCOUNTING PRONOUNCEMENTS

In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for
Derivative Instruments and Hedging Activities," as amended by SFAS No. 137, "Deferral of the Effective Date of FASB Statement No. 133, and as amended by SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities- an Amendment of FASB Statement No. 133." These Statements establish accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in the other contracts) be recorded on the balance sheet as either an asset or a liability measured at its fair value. These Statements require that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows the changes in fair value of the derivative instrument to be offset against the change in fair value of the related hedge item. SFAS No. 133 requires a company to formally document, designate and assess the effectiveness of hedging relationships that receive hedge accounting.

Old Kent has adopted the provision of SFAS 133 as of January 1, 2001. With respect to certain derivative instruments embedded in other contracts, Old Kent has elected to apply SFAS 133, as amended, only to those instruments that were issued, acquired or substantially modified after December 31, 1998.

The Corporation has examined and updated its current derivative use policy, and identified the following hedge arrangements, along with their anticipated treatment on an ongoing operating basis under the provisions of FASB Statement No. 133. As discussed in the following paragraphs, the Statement could increase volatility in earnings and other comprehensive income.

The Corporation enters into interest rate swap agreements to manage interest rate risk. Under the provisions of SFAS 133, these swap agreements will be classified as a cash flow hedge and qualify for special hedge accounting.
It is expected that these hedges will be highly effective, therefore minimizing any future impact on earnings or accumulated other comprehensive income as a result of changes in the future cash flows of the derivative instrument or hedged item.

Old Kent Mortgage Company enters into hedging agreements to hedge the interest rate inherent in loan commitments. Because mortgage loan commitments are expected to be deemed derivatives under SFAS No. 133, the loan commitments and the corresponding hedges do not qualify for hedge accounting. As a result, both instruments will be marked-to-market on the balance sheet and will also have a direct impact to the income statement. Based on current market conditions, management believes these impacts to be not material. Old Kent Mortgage Company utilizes instruments to hedge the mortgages held-for-sale portfolio and to help protect against market value changes in the MSR portfolio. These hedges are classified as fair value hedges under SFAS No. 133 and may have an impact on the earnings of the Corporation, which is deemed not material based on current estimates.

Reclassification

Certain reclassifications have been made to prior periods' financial statements to place them on a basis comparable with the current period's financial statements.

NOTE 2. BUSINESS ACQUISITIONS

On October 13, 2000, Old Kent completed the acquisition of Home Bancorp.
The merger was accounted for as a purchase transaction. Old Kent exchanged approximately 5.6 million shares of Old Kent Common Stock for all the outstanding shares of Home Bancorp Common Stock. The approximate purchase price for this transaction is $39.1 million. Home Bancorp was a bank holding company headquartered in Fort Wayne, Indiana, with consolidated assets of approximately $390 million and consolidated deposits of approximately $327 million at September 30, 2000. Home Bancorp operated 10 banking locations; seven in Fort Wayne, two in Decatur and one branch in New Haven.

On April 1, 2000, Old Kent completed the acquisition of Grand Premier
Financial, Inc. ("Grand Premier"). The merger was accounted for as a pooling-of-interests and all financial statements have been adjusted to reflect this business combination. Old Kent exchanged approximately 9.4 million shares of Old Kent Common Stock for all the outstanding shares of Grand Premier Common Stock. Grand Premier was a bank holding company headquartered in Wauconda, Illinois, with consolidated assets of approximately $1.7 billion and consolidated deposits of approximately 1.3 billion at March 31, 2000. Grand Premier operated 23 banking offices in the Chicago area and Northern Illinois.

On February 11, 2000, Old Kent completed the acquisition of Merchants Bancorp, Inc. ("Merchants"). The merger was accounted for as a pooling-of-interests and all financial statements in this report have been adjusted to reflect this business combination. Old Kent exchanged approximately
4.4 million shares of Old Kent Common Stock for all of the outstanding shares of Merchants Common Stock. Merchants was a bank holding company headquartered in Aurora, Illinois. When acquired, Merchants had consolidated assets of approximately $1 billion and consolidated deposits of approximately $0.7 billion. Merchants operated 12 suburban Chicago area banking sites as well as two banking sites in DeKalb and Kendall Counties.

During the first six months of 2000, Old Kent recognized $43.6 million of after-tax merger related charges associated with Grand Premier Financial, Inc. and Merchants Bancorp, Inc. which had the effect of reducing earnings per share by $.31. On a pre-tax basis, the charges consisted of transaction costs of $5.9 million; employment charges of $19.8 million primarily related to redundant staffing; $16.3 million mainly associated with contract cancellation costs and asset obsolescence for duplicate operations; $12.0 million special loan loss provision to conform Grand Premier and Merchants asset quality measurements with Old Kent's practices; and $6.1 million of securities losses resulting from the sale of $266 million of securities and $5.3 million resulting from the securitization and sale of $270 million of residential mortgages to realign the balance sheet composition of the newly combined companies to Old Kent's profile.

On September 3, 1999, Old Kent completed the acquisition of Pinnacle Banc Group, Inc. ("Pinnacle"). The merger was accounted for as a pooling-of-interests and all financial statements in this report have been adjusted to reflect this business combination. Old Kent exchanged approximately 5.6 million shares of Old Kent Common Stock for all of the outstanding shares of Pinnacle Common Stock. Pinnacle was a bank holding company headquartered in the Chicago suburb of Oak Brook, Illinois. When acquired, Pinnacle had assets of approximately $1.0 billion and consolidated deposits of approximately $861 million. Pinnacle was the parent of Pinnacle Bank, which operated thirteen branches in the Chicago metropolitan area and Pinnacle Bank of the Quad-Cities, which operated three branches in western Illinois.

On July 9, 1999, Old Kent completed the acquisition of CFSB Bancorp, Inc. ("CFSB"). The merger was accounted for as a pooling-of-interests and all financial statements in this report have been adjusted to reflect this business combination. Old Kent exchanged approximately 5.5 million shares of Old Kent Common Stock for all of the outstanding shares of CFSB Common Stock. CFSB was a holding company headquartered in Lansing, Michigan. When acquired, CFSB had consolidated assets of approximately $878 million and consolidated deposits of approximately $567 million. CFSB was the parent of Community First Bank. CFSB provided banking services through sixteen offices in Ingham, Clinton, Eaton and Ionia Counties in Michigan.

During the third quarter of 1999, Old Kent recognized $17.6 million of after-tax, merger-related charges associated with CFSB and Pinnacle, which had the effect of reducing earnings per share by $.13. On a pre-tax basis, the charges consisted of transaction costs of $2.0 million; employment charges of $11.8 million primarily related to redundant staffing; and $12.2 million mainly associated with contract cancellation costs and asset obsolescence for duplicate operations. Old Kent's unexpended reserves for these charges were $7.7 million at December 31, 1999. These reserves were substantially utilized during 2000.

On October 1, 1998, Old Kent completed the acquisition of First Evergreen Corporation ("First Evergreen"). When acquired, First Evergreen had assets of approximately $1.9 billion and deposits of approximately $1.7 billion. The merger was accounted for as a pooling-of-interests and all financial statements in this report have been adjusted to reflect this business combination. Old Kent exchanged approximately 12.8 million shares of Old Kent Common Stock for all the outstanding shares of First Evergreen Common Stock. During the fourth quarter of 1998, Old Kent recognized $19.7 million of after-tax, merger-related charges, which had the effect of reducing earnings per share by $.13. First Evergreen was a bank holding company headquartered in Evergreen Park, Illinois. First Evergreen provided banking services through eight offices in Cook County, Illinois.

NOTE 3. PLEDGED AND RESTRICTED ASSETS

The Federal Reserve requires the banking subsidiaries to maintain certain average non-interest bearing cash balances in accordance with stated reserve requirements. These average reserves approximated $21.0 million during 1999 and $61.4 million during 1998.

At December 31, 1999, securities having an aggregate amortized cost of approximately $2.6 billion were pledged to secure public and trust deposits and for other purposes as required by law. These pledged assets primarily consisted of securities available-for-sale and securities held-to-maturity.

The average Securities Sold Under Agreements to Repurchase was $710 million in 1999, and $694 million in 1998. The maximum amount of outstanding agreements at any month-end during 1999 was $811 million. The average Securities Purchased Under Agreements to Resell was $12 million in 1999, and $12 million in 1998.
It is Old Kent's policy to take possession of securities purchased under agreements to resell.

NOTE 4. SECURITIES AVAILABLE-FOR-SALE

The following summarizes amortized cost and market values of securities available-for-sale at December 31, 1999 and 1998:

                                               GROSS      GROSS    ESTIMATED
                                  AMORTIZED  UNREALIZED UNREALIZED   MARKET
DECEMBER 31, 1999 (IN THOUSANDS)    GROSS      GAINS      LOSSES     VALUE
-----------------------------------------------------------------------------
U.S. Treasury and federal agency
 securities                         $771,887     $141    $24,154     $747,874
Collateralized mortgage
 obligations:
  U.S. Government issued           1,056,360       54     32,586    1,023,828
  Privately issued                   424,985       40      8,898      416,127
Mortgage-backed pass-through
 securities                          626,783      484     28,062      599,205
State and political subdivisions     236,117    3,730      5,222      234,625
Other securities                     219,060      301      3,191      216,170
                                  ----------  -------   --------   ----------
Total                             $3,335,192   $4,750   $102,113   $3,237,829
                                  ==========  =======   ========   ==========

DECEMBER 31, 1998 (IN THOUSANDS)
-----------------------------------------------------------------------------
U.S. Treasury and federal agency
 securities                       $1,393,338  $30,711       $400   $1,423,649
Collateralized mortgage
 obligations:
  U.S. Government issued           1,473,575   10,713      2,133    1,482,155
  Privately issued                   366,307    2,057        902      367,462
Mortgage-backed pass-through
 securities                          198,890    1,499        671      199,718
State and political subdivisions     249,818   13,974        366      263,426
Other securities                     304,993   11,518      1,717      314,794
                                  ----------  -------    -------   ----------
Total                             $3,986,921  $70,472     $6,189   $4,051,204
                                  ==========  =======    =======   ==========

The amortized cost and market values of securities available-for-sale at December 31, 1999, are shown below by their contractual maturity. Expected maturities may differ from contractual maturities because issuers may have the right to call or prepay the obligation with or without call or prepayment penalties.

                                                                    ESTIMATED
                                                         AMORTIZED    MARKET
DECEMBER 31, 1999 (IN THOUSANDS)                            COST      VALUE
------------------------------------------------------------------------------
U.S. Treasury and federal agency securities:
  Due in one year or less                                   $87,668    $87,531
  Due after one year through five years                     457,844    444,236
  Due after five years through ten years                    171,785    163,868
  Due after ten years                                        54,590     52,239
                                                         ---------- ----------
Total U.S. Treasury and federal agency securities           771,887    747,874
                                                         ---------- ----------
State and political subdivision securities:
  Due in one year or less                                    26,585     26,606
  Due after one year through five years                      73,313     73,586
  Due after five years through ten years                     57,176     57,429
  Due after ten years                                        79,043     77,004
                                                         ---------- ----------
Total state and political subdivision securities            236,117    234,625
Collateralized mortgage obligations and other mortgage-
 backed securities                                        2,108,128  2,039,160
Other securities                                            219,060    216,170
                                                         ---------- ----------
Total                                                    $3,335,192 $3,237,829
                                                         ========== ==========

NOTE 5. SECURITIES HELD-TO-MATURITY

The following summarizes amortized cost and market values of securities held-to-maturity at December 31, 1999 and 1998:

                                              GROSS      GROSS    ESTIMATED
                                  AMORTIZED UNREALIZED UNREALIZED  MARKET
December 31, 1999 (in thousands)    COST      GAINS      LOSSES     VALUE
---------------------------------------------------------------------------
U.S. Treasury and federal agency
 securities                        $30,507        $9       $534    $29,982
Collateralized mortgage
 obligations:
  U.S. Government issued            25,973        --        503     25,470
  Privately issued                   5,266        --         55      5,211
Mortgage-backed pass-through
 securities                         61,096       947        791     61,252
State and political subdivision
 securities                        482,253     5,660     23,630    464,283
Other securities                     4,169         2         --      4,171
                                  --------   -------    -------   --------
Total                             $609,264    $6,618    $25,513   $590,369
                                  ========   =======    =======   ========

December 31, 1998 (in thousands)
---------------------------------------------------------------------------
U.S. Treasury and federal agency
 securities                       $182,362    $2,406        $33   $184,735
Collateralized mortgage
 obligations:
  U.S. Government issued            65,649        77        240     65,486
  Privately issued                  26,210        --        106     26,104
Mortgage-backed pass-through
 securities                         88,512     1,974         93     90,393
State and political subdivision
 securities                        440,077    16,347        467    455,957
Other securities                       956        --         --        956
                                  --------   -------    -------   --------
Total                             $803,766   $20,804       $939   $823,631
                                  ========   =======    =======   ========

The amortized cost and market values of securities held-to-maturity at December 31, 1999, are shown below by their contractual maturity. Expected maturities may differ from contractual maturities because issuers may have the right to call or prepay the obligation with or without call or prepayment penalties.

                                                                   ESTIMATED
                                                         AMORTIZED  MARKET
December 31, 1999 (In Thousands)                           COST      VALUE
----------------------------------------------------------------------------
U.S. Treasury and federal agency securities:
  Due in one year or less                                  $3,011    $3,020
  Due after one year through five years                     5,000     4,886
  Due after five years through ten years                   22,496    22,076
                                                         --------  --------
Total U.S. Treasury and federal agency securities          30,507    29,982
                                                         --------  --------
State and political subdivision securities:
  Due in one year or less                                  36,467    36,735
  Due after one year through five years                   117,548   119,495
  Due after five years through ten years                  129,860   128,457
  Due after ten years                                     198,378   179,596
                                                         --------  --------
Total state and political subdivision securities          482,253   464,283
Collateralized mortgage obligations and other mortgage-
 backed securities                                         92,335    91,933
Other                                                       4,169     4,171
                                                         --------  --------
Total                                                    $609,264  $590,369
                                                         ========  ========

NOTE 6. LOANS AND NONPERFORMING ASSETS

The following summarizes loans:

December 31 (in thousands)             1999        1998
-----------------------------------------------------------
Commercial                           $3,742,234  $3,353,056
Real estate--Commercial               2,988,586   2,536,561
Real estate--Construction             1,204,291     835,731
Real estate--Residential mortgages    1,881,498   2,095,838
Real estate--Consumer home equity     2,240,708   1,251,689
Consumer                              1,582,012   1,548,691
Lease financing                         262,334     166,374
                                    ----------- -----------
Total Loans                         $13,901,663 $11,787,940
                                    =========== ===========

Loans made by Old Kent to its directors and executive officers, including their family members and associated entities, aggregated $78 million and $54 million at December 31, 1999 and 1998, respectively. During 1999, new loans and other additions amounted to $53 million and repayments and other reductions were $29 million. These loans were made in the ordinary course of business under normal credit terms, including interest rate and collateralization and do not represent more than a normal risk of collection.

During 1998, Old Kent sold $90.1 million of student loans and $47.4 million of auto loans. A $1.7 million gain was recognized on these sales. During 1997, Old Kent sold its credit card loan portfolio of $266.3 million and $59.3 million of other consumer loans. A $17.0 million gain was recognized on these sales.

NOTE 6.  LOANS AND NONPERFORMING ASSETS.

The table below summarizes impaired loans and other nonperforming assets:

December 31 (in thousands)     1999        1998
---------------------------------------------------
Impaired loans:
  Nonaccrual loans          $    66,395 $    73,295
  Restructured loans              2,210       3,964
                            ----------- -----------
Total impaired loans             68,605      77,259
  Other real estate owned         8,538       8,795
                            ----------- -----------
Total nonperforming assets  $    77,143 $    86,054
                            =========== ===========

Loans past due 90 days or more for which interest income continues to be recognized totaled $14.9 million and $17.0 million at December 31, 1999, and 1998, respectively. Gross interest income that would have been recorded in 1999 for nonaccrual and restructured loans as of December 31, 1999, assuming interest had been accrued throughout the year in accordance with original terms, was $6.7 million. The comparable total for 1998 was $7.5 million. The amount of interest included in income on these loans was $2.6 million and $3.0 million in 1999 and 1998, respectively. During the years 1999 and 1998, impaired loans averaged $67.8 million and $81.6 million, respectively. At December 31, 1999, there was no specific valuation allowance associated with impaired loans.

At December 31, 1999, the Corporation's management has also identified loans totaling approximately $14.3 million as potential problem loans. These loans are not included as nonperforming assets in the table above. While these loans were in compliance with repayment terms at December 31, 1999, other circumstances caused management to seriously doubt the ability of the borrowers to continue to remain in compliance with existing loan repayment terms.

Although Old Kent has a diversified loan portfolio, a substantial natural geographic concentration of credit risk exists within the Corporation's defined customer market areas. These geographic market areas are the State of Michigan, the greater Grand Rapids, Michigan area, and the Chicago, Illinois metropolitan and suburban markets. There are no significant concentrations of credit where customers' ability to honor loan terms is dependent upon a single economic sector.

NOTE 7. ALLOWANCE FOR CREDIT LOSSES

The following summarizes the changes in the allowance for credit losses:

YEAR ENDED DECEMBER 31, (IN THOUSANDS)      1999      1998      1997
----------------------------------------------------------------------
Balance at beginning of year              $200,555  $196,968  $199,288
Additions:
Provision charged to operations             35,388    52,930    59,673
Business acquisitions and loan purchases       120        --     3,204
                                          --------  --------  --------
Total additions                             35,508    52,930    62,877
                                          --------  --------  --------
Deductions:
Credit losses                              (55,006)  (70,810)  (74,837)
Less recoveries                             25,222    21,942    18,235
                                          --------  --------  --------
Net credit losses                          (29,784)  (48,868)  (56,602)
Loan sales and other dispositions               --      (475)   (8,595)
                                          --------  --------  --------
Total deductions                           (29,784)  (49,343)  (65,197)
                                          --------  --------  --------
Balance at end of year                    $206,279  $200,555  $196,968
                                          ========  ========  ========

NOTE 8. PREMISES AND EQUIPMENT

The following summarizes leasehold improvements, premises and equipment:

December 31 (in thousands)                         1999        1998
-----------------------------------------------------------------------
Land                                                $47,552     $48,299
Land improvements                                    13,372      11,196
Buildings and improvements                          274,940     280,791
Leasehold improvements                               31,168      27,733
Furniture and equipment                             253,340     240,850
                                                ----------- -----------
                                                    620,372     608,869
Less accumulated depreciation and amortization      331,807     311,208
                                                ----------- -----------
Net premises and equipment                      $   288,565 $   297,661
                                                =========== ===========

NOTE 9. OTHER ASSETS

Other assets shown on the consolidated balance sheet include the following intangible assets (net of accumulated amortization):

DECEMBER 31, (IN THOUSANDS)  1999        1998
------------------------------------- -----------
Goodwill                  $   132,988 $   143,768
Core deposit intangibles       18,340      22,897
                          ----------- -----------
  Total                   $   151,328 $   166,665
                          =========== ===========

Other assets shown on the consolidated balance sheet include mortgage servicing rights ("MSRs") as follows:

DECEMBER 31, (IN THOUSANDS)                            1999        1998
---------------------------------------------------------------------------
MSRs, net of amortization                           $   277,544 $   231,112
Less servicing valuation reserve                             --      (9,129)
                                                    ----------- -----------
Carrying value of MSRs                              $   277,544 $   221,983
                                                    =========== ===========
Estimated aggregate fair value of capitalized MSRs  $   323,000 $   255,000

The estimated fair values shown above for these MSRs, were determined based upon quoted market prices for comparable transactions, where available, or the present value of expected future cash flows.

The following reflects capitalized mortgage servicing rights and the related servicing valuation reserve for the years indicated:

YEAR ENDED DECEMBER 31, (IN THOUSANDS)   1999         1998
--------------------------------------------------------------
MSRs:
  Balance at beginning of period         $231,112     $153,064
  Additions                               257,925      204,224
  Sales                                  (155,839)     (73,740)
  Amortization                            (55,654)     (52,436)
                                      -----------  -----------
  Balance at end of period               $277,544     $231,112
                                      ===========  ===========
Related servicing valuation reserve:
  Balance at beginning of period          $(9,129)     $(4,629)
  Servicing valuation provision             9,129       (4,500)
                                      -----------  -----------
  Balance at end of period                    $--      $(9,129)
                                      ===========  ===========


NOTE 10. OTHER BORROWED FUNDS

The following summarizes other borrowed funds:

DECEMBER 31 (IN THOUSANDS)                         1999        1998
-----------------------------------------------------------------------
                                                (dollars in thousands)
Bank notes                                         $500,000    $250,000
Securities sold under agreements to repurchase      732,274     782,075
Treasury tax and loan demand notes                  161,084     110,940
Federal funds purchased                             271,486     502,000
Federal Home Loan Bank advances                   1,102,420     849,085
Other borrowed funds                                 56,770      54,354
                                                ----------- -----------
  Total other borrowed funds                    $ 2,824,034 $ 2,548,454
                                                =========== ===========

The $500.0 million of bank notes bear interest at variable rates indexed to three-month LIBOR and prime and mature at various dates through 2000.

The Federal Home Loan Bank (FHLB) advances are at fixed and variable interest rates and mature at various dates through 2011. The fixed interest rate advances have a weighted average interest rate of 6.06%. The variable interest rate advances are indexed to one-month LIBOR and Fed effective rates. Advances from the FHLB are collateralized by 1-4 family mortgages.

NOTE 11. LONG-TERM DEBT

Long-term debt, as shown in the accompanying consolidated balance sheets, consists of the following:

                                                     1999        1998
                                                  ----------- -----------
                                                  (dollars in thousands)
Subordinated notes, 6 5/8% due November 15, 2005  $   100,000 $   100,000
Capital securities, as described below                100,000     100,000
                                                  ----------- -----------
  Total long-term debt                            $   200,000 $   200,000
                                                  =========== ===========

On January 31, 1997, Old Kent issued a floating rate junior subordinated debenture (the "Debenture") having a principal amount of $103,092,784 to Old Kent Capital Trust I (the "Trust"). Cumulative interest on the principal sum of the Debenture accrues from January 31, 1997, and it is payable quarterly in arrears on the first day of February, May, August and November of each year at a variable rate per annum equal to LIBOR (London Interbank Offering Rate) plus
 .80% until paid. Interest is computed on the actual number of days elapsed in a year of twelve 30 day months. The Debenture ranks subordinate and junior in right of payment to all Indebtedness (as defined) of Old Kent. The Debenture matures on February 1, 2027, but may be redeemed in whole or in part beginning on February 1, 2007, or earlier upon the occurrence of certain special events defined in the Indenture governing the Debenture.

On January 31, 1997, the Trust sold Floating Rate Subordinated Capital Income Securities ("Preferred Securities") having an aggregate liquidation amount of $100 million to investors and issued Common Capital Securities ("Common Securities") having an aggregate liquidation amount of $3,092,784 to Old Kent. All of the proceeds from the sale of Preferred Securities and Common Securities were invested in the Debenture. Preferred Securities and Common Securities represent undivided beneficial interests in the Debenture, which is the sole asset of the Trust. Holders of Preferred Securities and Common Securities are entitled to receive distributions from the Trust on terms which correspond to the interest and principal payments due on the Debenture. Payment of distributions by the Trust and payments on liquidation of the Trust or redemption of Preferred Securities are guaranteed by Old Kent to the extent the Trust has funds available (the "Guarantee"). Old Kent's obligations under the Guarantee, taken together with its obligations under the Debenture and the Indenture, constitute a full and unconditional guarantee of all of the Trust's obligations under the Preferred Securities issued by the Trust. Because the Common Securities held by Old Kent represent all of the outstanding voting securities of the Trust (in the absence of a default or other specified event), the Trust is considered to be a wholly owned subsidiary of Old Kent for reporting purposes and its accounts are reflected in the Consolidated Financial Statements of Old Kent.

The Preferred Securities qualify as Tier I capital for regulatory capital purposes. Issuance of the Preferred Securities by the Trust had the effect of increasing Old Kent's regulatory capital.

NOTE 12. PREFERRED STOCK AND PREFERRED STOCK PURCHASE RIGHTS

At December 31, 1999, 1998 and 1997, there were 25,000,000 shares of preferred stock authorized but not issued. At December 31, 1999, 1998 and 1997, 3,000,000 of these shares were designated Series A Preferred Stock and 500,000 shares were designated Series B Preferred Stock. At December 31, 1999 and 1998, 1,000,000 shares of authorized but unissued preferred stock were designated Series C Preferred Stock.

On December 31, 1999, approximately 50.8 million Series C Preferred Stock Purchase Rights ("Series C Rights") were outstanding. Series C Rights were issued under the Preferred Stock Purchase Rights Plan of 1997 and are governed by a rights agreement (the "Rights Agreement"), which was adopted by the Board on January 20, 1997. Series C Rights were issued on February 14, 1997 as a dividend to holders of the Corporation's common stock at the rate of one right for each share of common stock outstanding. As a result of a two-for-one stock split paid in 1997 and a 5% stock dividend paid in 1997, 1998 and 1999, each share of the Corporation's common stock carried .4113 of a Series C Right at December 31, 1999. Each full Series C Right entitled the holder to buy 1/100 of a share of Series C Preferred Stock at a price of $160.00. The exercise price and the number of shares of Series C Preferred Stock issuable upon the exercise of the Series C Rights are subject to adjustment in certain cases to prevent dilution. Series C Rights are attached to and evidenced by common stock certificates and are not transferable apart from the common stock until the occurrence of certain events set forth in the Rights Agreement. Series C Rights do not have any voting rights. Series C Rights are redeemable at the option of the Corporation, at a price of $.01 per Series C

Right, prior to the time any person or group acquires beneficial ownership of 15% or more of the then outstanding common stock, commences a tender offer for 15% or more of the then outstanding common stock, or is declared by the board of directors to be an "adverse person" under the plan. Series C Rights expire on February 13, 2007. So long as the Rights are not separately transferable, the Corporation will issue .4113 of a Right (subject to possible future adjustment) with each newly issued share of common stock.

On December 31, 1999, 7,250 shares of preferred stock were designated Series D Perpetual Preferred Stock ("Series D Shares") and 2,000 shares of preferred stock were designated Series E Preferred Stock ("Series E Shares"). Series D Shares and Series E Shares were, at December 31, 1999, authorized, unissued, and reserved for issuance in the then pending acquisition of Grand Premier. Each Series D Share and Series E Share would have a stated value of $1,000 per share and would provide for cumulative dividends, payable quarterly, at an annual rate of 8% based on the $1,000 stated value. Series D Shares are senior as to dividends to Series E Shares and both Series D and Series E Shares are senior as to dividends to Old Kent Series C Preferred Stock and Old Kent Common Stock. In the event of liquidation, Series D Shares and Series E Shares would rank on parity and would be senior to Old Kent Series C Preferred Stock and Old Kent Common Stock. Neither Series D Shares nor Series E Shares are redeemable at the option of either Old Kent or the holder. Series D Shares are convertible, at the option of the holder, into shares of Old Kent Common Stock, at a price of $18.2905 of stated value per share of Old Kent Common Stock, subject to antidilution provisions. Series E Shares would not be convertible, but would, in the event of certain business combinations, be entitled to receive a cash payment equivalent to the conversion value of Series D Shares. Series D Shares and Series E Shares were issued to holders of equivalent classes of preferred stock of Grand Premier in Old Kent's acquisition of Grand Premier, completed April 1, 2000.

NOTE 13. COMMON STOCK

During the three years ended December 31, 1999, the Corporation has issued shares for stock dividends as follows:

      Amount of Number of
        Stock    Shares   Payment Record  Declaration
      Dividend   Issued    Date    Date      Date
Year  --------- --------- ------- ------- -----------
1999  5 percent 5,125,000 July 19 June 29   June 21
1998  5 percent 4,489,000 July 17 June 26   June 15
1997  5 percent 2,269,000 July 28 June 27   June 16


On July 14, 2000, the Corporation issued 6.5 million shares of its common stock in a 5 percent stock dividend, to shareholders of record June 30, 2000. On December 15, 1997, the Corporation issued 46.4 million shares of its common stock in a two-for-one stock split, effected as a 100 percent stock dividend, to shareholders of record on November 14, 1997. All per share amounts included in this report have been retroactively adjusted to reflect the effect of the stock dividends and the stock split. On June 16, 1997, the Board of Directors of the Corporation authorized repurchase of up to 3.0 million shares of Old Kent Common Stock, which would be reserved for later reissue in connection with future stock dividends, employee stock plans and other corporate purposes. This authorization was amended by the Board of Directors on October 20, 1997, to give effect to the two-for-one stock split paid December 15, 1997. The amended authorization doubled the number of shares authorized for repurchase but not yet repurchased on the payment date of the stock split. On June 15, 1998, the Board of Directors of the Corporation authorized repurchase of up to 6.0 million shares of Old Kent Common Stock, which are reserved for later reissue in connection with future stock dividends, employee stock plans, and other corporate purposes. On June 21, 1999, Old Kent's Board of Directors authorized repurchase of up to 3.0 million shares of Old Kent Common Stock, which are reserved for later reissue in connection with future stock dividends, employee stock plans and other corporate purposes.

The table below summarizes shares repurchased and reserved with the intent of future reissuance at December 31, 1999:

                                                                     Dividend
                                                                   Reinvestment
                                                         Stock     and Employee
                                             Total     Dividends   Stock Plans
                                           ----------  ----------  ------------
Shares reserved at December 31, 1998        3,801,670   2,600,000   1,201,670
Shares repurchased under authorizations     4,128,908   3,168,209     960,699
Shares issued for related stated purposes  (5,939,532) (5,018,209)   (921,323)
                                           ----------  ----------   ---------
Shares reserved at December 31, 1999        1,991,046     750,000   1,241,046
                                           ==========  ==========   =========

Of the 4.1 million shares repurchased during 1999, 1.5 million shares were repurchased under the June 15, 1999, authorization. At December 31, 1999, Old Kent had remaining authorization to repurchase approximately 1.5 million shares of its common stock over the ensuing seven month period. Shares intended for anticipated future stock dividends are reacquired ratably on a quarterly basis; shares intended for reissue in connection with dividend reinvestment and employee stock plans are reacquired quarterly as needed to maintain shares reserved for those purposes at a level consistent with anticipated permissible needs; shares for use in connection with general corporate purposes and business acquisitions are reacquired based upon need.

NOTE 14. STOCK BASED COMPENSATION

Old Kent has stock option plans under which options may be granted to certain key employees at not less than the market price of Old Kent's common stock on the date of grant. The options granted are exercisable immediately, or are subject to a vesting schedule where one third of the shares vests immediately, one third vests at the first anniversary date of the grant, and the final third vests at the second anniversary date. Options granted expire within ten years of the date of grant, subject to certain cancellation provisions relating to employment. In addition, under the Stock Incentive Plan of 1999, Old Kent may also award restricted stock to certain key employees. At December 31, 1999, a total of 7.9 million shares were reserved for option or restricted stock grants, including 3.6 million shares available for future option or restricted stock grants under stock incentive plans. Restricted shares issued pursuant to the plans are restricted as to sale or transfer for a specified period, typically five years and are forfeitable (subject to certain exceptions) upon termination of employment, but provide the recipients with all other rights and benefits of ownership. During 1999, 1998, and 1997, Old Kent issued 52,667 shares, 112,671 shares and 211,003 shares of its common stock with total market values of $1,892,100, $3,835,000 and $5,071,000, respectively, which are being amortized ratably to expense over the period of restriction. The following table summarizes stock option transactions and the related average exercise prices for the last three years:

                                   (adjusted for stock splits and dividends)
                          -----------------------------------------------------------
                                 1999                1998                 1997
                          ------------------- -------------------  -------------------
                                     Weighted            Weighted            Weighted
                                     Average             Average             Average
                           No. of     Exer.    No. of     Exer.     No. of     Exer.
                           Shares     Price    Shares     Price     Shares     Price
                          ---------  -------- ---------  --------  ---------  --------
Options outstanding at
 beginning of year        3,434,773   $20.26  2,757,404   $13.28   3,207,087   $10.28
Options granted           1,982,966    38.98  1,178,352    32.83     590,838    23.40
Options exercised          (759,164)  (14.77)  (437,680)   (9.97) (1,015,630)  (10.59)
Options forfeited or
 canceled                   (74,251)  (34.54)   (63,303)  (23.18)    (24,891)  (11.75)
                          ---------           ---------            ---------
Options outstanding at
 end of year              4,584,324   $30.05  3,434,773   $20.26   2,757,404   $13.28
                          =========           =========            =========
Weighted average
 estimated fair value of
 options granted in year              $10.86               $8.80                $5.33
Exercisable at end of
 year                     2,858,759   $25.37  2,777,443   $18.07   2,388,872   $12.11
                          =========           =========            =========

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model. The following weighted average assumptions were used to estimate the fair value of options granted for:

                                   1999     1998     1997
                                  -------  -------  -------
Dividend yield                        2.0%     2.0%     2.5%
Expected average life (in years)        6        6        5
Expected volatility                    22%      23%      20%
Risk free interest rate           5.8-6.3% 4.5-5.5% 5.7-6.2%

Options were outstanding at December 31, 1999 as follows:

                                       Outstanding Stock      Exercisable
                                            Options             Options
                                      -------------------- ------------------
                                                Weighted
                                                 Average
                            Number of Weighted  Remaining            Weighted
 Exercise                    Options  Average  Contractual           Average
 price per   Lowest Highest  at year  Exercise    Life     Number of Exercise
   share     Price   Price     end     Price     (years)    Options   Price
 ---------   ------ ------- --------- -------- ----------- --------- --------
Under $11    $4.43  $10.04    203,546   $8.03      1.7       203,546   $8.03
$11 -$18     11.80   17.79    812,692   13.53      5.3       807,084   13.54
$19 -$28     20.05   27.30    478,496   23.50      7.6       432,150   21.03
$29 -$39     29.42   38.80  1,178,206   32.97      8.6       766,415   33.11
Over $39     39.20   39.85  1,911,384   39.26      9.5       649,564   39.27
                            ---------                      ---------
All options  $4.43  $39.85  4,584,324  $30.05      8.0     2,858,759  $25.37
                            =========                      =========

The Corporation accounts for its option plans and employee stock purchase plan under the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25), under which no compensation cost has been recognized in the accompanying Consolidated Statement of Income. The table below displays pro forma amounts for net income and net income per common share which reflects the effects of additional compensation cost for 1999, 1998, and 1997 option grants as if they had been recognized under SFAS No. 123, "Accounting for Stock Based Compensation." The 1999 proforma figures also include the impact of additional compensation cost associated with the 15% discount provided to eligible employees who participate in the Old Kent Financial Corporation Employee Stock Purchase Plan of 1999, which is further described below.

                        1999                        1998                        1997
             --------------------------- --------------------------- ---------------------------
                           Basic Diluted               Basic Diluted               Basic Diluted
              Net Income    EPS    EPS    Net Income    EPS    EPS    Net Income    EPS    EPS
------------------------------------------------------------------------------------------------
             (in millions)               (in millions)               (in millions)
As reported     $279.1     $2.00  $1.98     $261.1     $1.81  $1.79     $247.8     $1.65  $1.63
Pro forma       $269.7     $1.94  $1.92     $256.3     $1.78  $1.76     $246.0     $1.63  $1.62

Old Kent also has a deferred stock compensation plan under which key employees may be awarded shares of stock as deferred compensation to be received at a specified later date, which may be up to five years after the date of the award. The plan provides for the issuance of a maximum of 804,665 authorized but previously unissued shares of Old Kent's common stock. Shares awarded under the plan would not be issued until the end of the deferral period, unless there is a change in control of the Corporation, in which case the shares would be issued to a trust where they are to be held and distributed at the end of the deferral period. Employees who receive awards under this plan will receive additional shares as if the dividends which would have been paid on the shares awarded if they were outstanding during the deferral period were reinvested under Old Kent's dividend reinvestment plan. There were no awards of deferred stock during 1999 or 1998. During 1997, Old Kent awarded 32,382 shares of its common stock valued at $755,000 at their award date. At December 31, 1999, there were 523,301 shares reserved for future deferred stock compensation plan awards.

The Old Kent Financial Corporation Employee Stock Purchase Plan of 1999 (the "Purchase Plan") provides for eligible employees to authorize the Company to withhold up to $1,000 of their compensation for the purchase of shares of Old Kent Common Stock. Approximately 2,379 or 30% of the Company's eligible employees participate in the Purchase Plan. The purchase price for each share is equal to 85% of the market value on the day of the purchase. A total of 2.2 million shares were reserved for issuance under the Purchase Plan. The market value of shares purchased by a participant cannot exceed $25,000 in any one year. Since the inception of the Purchase Plan in July of 1999, a total of 25,575 shares have been purchased by participants at prices ranging from $29.22 to $32.26 per share. The weighted average price of these shares was $30.90. As of December 31,1999, 2.18 million shares of the Corporation's common stock are available for purchase under the Purchase Plan.

Old Kent also had restricted stock plans under which certain key employees were awarded restricted stock. These plans were replaced in 1999 by the Employee Stock Purchase Plan of 1999 and all future awards will be made under this plan. Shares issued pursuant to the plans are restricted as to sale or transfer for a period of up to five years and are forfeitable (subject to certain exceptions) upon termination of employment, but provide the recipients with all other rights and benefits of ownership. During 1998 and 1997, Old Kent issued 112,671 shares and 211,003 shares of its common stock with total market values of $3,835,000 and $5,071,000, respectively, which are being amortized ratably to expense over the period of restriction.

NOTE 15. EMPLOYEE BENEFITS

The Corporation provides pension benefits to substantially all of its employees under the terms of the "Old Kent Retirement Income Plan." Old Kent also provides its key executives with pension benefits under the provisions of the "Old Kent Executive Retirement Income Plan." Old Kent uses a measurement date of September 30 for its disclosures. The following table sets forth the changes in the benefit obligation and plan assets as well as the funded status of both pension plans for the years ended December 31, 1999 and 1998 in accordance with the provisions of SFAS No. 132, "Employers' Disclosures about Pensions and Other Post-Retirement Benefits."

                                         QUALIFIED          NON-QUALIFIED
                                     RETIREMENT INCOME    RETIREMENT INCOME
                                           PLAN                 PLAN
                                     -------------------  ------------------
(IN THOUSANDS)                         1999       1998      1999      1998
----------------------------------------------------------------------------
Change in Benefit Obligation
  Benefit obligation at prior
   measurement date                  $116,040   $107,314   $22,194   $20,030
  Service cost                          9,544      9,085       766       875
  Interest cost                         7,478      7,582     1,420     1,448
  Amendments                               --      2,594        --       431
  Actuarial (gain)/loss               (21,071)     4,572    (3,803)      746
  Benefits paid in current year       (11,302)   (15,107)   (1,219)   (1,336)
                                     --------   --------  --------  --------
  Benefit obligation at measurement
   date                              $100,689   $116,040   $19,358   $22,194
                                     ========   ========  ========  ========
Change in Plan Assets
  Market value of assets at prior
   measurement date                  $114,661   $111,094   $    --   $    --
  Actual return on assets                 880     15,674        --        --
  Contributions made in current year    2,009      3,000     1,219     1,336
  Benefits paid in current year       (11,302)   (15,107)   (1,219)   (1,336)
                                     --------   --------  --------  --------
  Market value of assets at
   measurement date                  $106,248   $114,661   $    --   $    --
                                     ========   ========  ========  ========
Reconciliation of Funded Status
  Funded status                        $5,559    $(1,379) $(19,358) $(22,194)
  Unrecognized transition
   (asset)/obligation                  (8,965)   (10,792)      157       245
  Unrecognized prior service cost       4,225      4,785     2,062     2,332
  Unrecognized net (gain)/loss        (10,374)     2,426       910     4,997
                                     --------   --------  --------  --------
  Accrued pension cost, December 31,
   1999                               $(9,555)   $(4,960) $(16,229) $(14,620)
                                     ========   ========  ========  ========

At December 31, 1999, $16.4 million was held in "rabbi" trust accounts to fund and secure the benefits of the Non-Qualified Retirement Income Plan as described in Note 1.

Net pension expense included the following components:

                                                           NON-QUALIFIED
                                QUALIFIED RETIREMENT     RETIREMENT INCOME
                                    INCOME PLAN                 PLAN
YEAR ENDED DECEMBER 31          ----------------------  --------------------
(IN THOUSANDS)                   1999    1998    1997    1999   1998   1997
----------------------------------------------------------------------------
                                         (dollars in thousands)
Service cost (benefits earned
 during the year)               $9,544  $9,085  $7,739    $766   $875   $946
Interest cost on projected
 benefit obligation              7,478   7,582   7,955   1,420  1,448  1,639
Expected (return)/loss on plan
 assets                         (9,633) (9,365) (8,348)     --     --     --
Amortization of transition
 obligation                     (1,827) (1,827) (1,827)     89     89     89
Amortization of prior service
 cost                              560     216     216     261    207    207
Recognized net actuarial
 (gain)/loss                       482   1,046     926     284    316    399
                                ------  ------  ------  ------ ------ ------
Net periodic pension expense    $6,604  $6,737  $6,661  $2,820 $2,935 $3,280
                                ======  ======  ======  ====== ====== ======

The following assumptions were used in determining the actuarial present value of the projected benefit obligations as of the measurement date for each of the following years:

                                             QUALIFIED        NON-QUALIFIED
                                         RETIREMENT INCOME      RETIREMENT
                                               PLAN            INCOME PLAN
                                         -------------------  ----------------
                                         1999   1998   1997   1999  1998  1997
                                         -------------------------------------
Discount rate                             7.75%  6.75%  7.00% 7.75% 6.75% 7.00%
Rate of increase in future compensation
 levels                                   4.50   4.25   4.25  6.00  6.00  6.00
Expected long-term rate of return on
 plan assets                             10.00  10.00  10.00    --    --    --

Old Kent has adopted amended assumptions, as shown above, for use in the actuarial determination of its projected benefit obligations at December 31, 1999. Beginning with 1999, Old Kent changed its measurement date from December 31 to September 30. The effects of these changes are included in the actuarial gain for 1999. The amended assumptions reflect a change in outlook based on management's assessment of expected economic conditions for the foreseeable future.

Eligible employees may elect to participate in Old Kent's retirement savings plans whereby the Corporation contributes a 50% matching contribution for each amount contributed by participating employees, within limits as defined in the plans. The cost of these retirement savings plans was $8,881,000, $10,238,000, and $8,433,000 for 1999, 1998 and 1997, respectively.

The Corporation provides post-retirement benefits other than pensions for a small group of employees who were entitled to such benefits under plans of predecessor banking organizations acquired by Old Kent. These benefits primarily consist of health care and life insurance. The costs of these benefits are not material and are recognized in the financial statements during the employees' years of service.

NOTE 16. TAXES ON INCOME

Components of the provision for income taxes are as follows:

Year ended December 31 (in thousands)   1999     1998     1997
----------------------------------------------------------------
Federal income taxes:
  Current                             $125,658 $106,801 $105,445
  Deferred                              14,382   23,017   14,415
State income taxes                       9,423    6,334    7,020
                                      -------- -------- --------
Total provision                       $149,463 $136,152 $126,880
                                      ======== ======== ========

The preceding table excludes tax (benefit) expense of ($43.4 million) and $3.0 million for 1999 and 1998 respectively, related to the market value adjustments on investment securities available-for-sale, which is recorded directly in shareholders' equity.

Income tax expense differs from that computed at the federal statutory rate as follows:

Year ended December 31 (in thousands)       1999      1998      1997
----------------------------------------------------------------------
Tax at 35% statutory rate                 $149,904  $138,936  $131,066
Tax effect of:
  Tax-exempt interest                      (14,969)  (13,006)  (11,246)
  Other, net                                14,528    10,222     7,060
                                          --------  --------  --------
Income tax expense                        $149,463  $136,152  $126,880
                                          ========  ========  ========
Effective tax rate                            34.9%     34.3%     33.9%

Components of the deferred tax assets and liabilities were as follows:

Year ended December 31 (in thousands)               1999    1998
------------------------------------------------------------------
Deferred tax assets:
  Allowance for credit losses                      $76,007 $74,609
  Deferred compensation                             25,585  21,834
  Accrued expenses                                   9,273   6,107
  Unrealized loss on securities available-for-sale  20,307      --
  Other                                             14,758  15,386
                                                   ------- -------
Total deferred tax assets                          145,930 117,936
Valuation allowance                                     --      --
                                                   ------- -------
Deferred tax assets                                145,930 117,936
                                                   ------- -------
Deferred tax liabilities:
  Mortgage servicing rights                         81,827  60,879
  Unrealized gain on securities available-for-sale      --  23,049
  Other                                             21,998  20,877
                                                   ------- -------
Deferred tax liabilities                           103,825 104,805
                                                   ------- -------
Net deferred tax assets                            $42,105 $13,131
                                                   ======= =======


NOTE 17. REPORTABLE OPERATING SEGMENTS

Under the provisions of SFAS No. 131, Old Kent has six reportable operating segments: Corporate Banking, Retail Banking, Community Banking, Investment and Insurance Services, Mortgage Banking and Treasury. Old Kent's reportable segments are strategic business units that are managed separately because each business requires different technology and marketing strategies, and also differs in product emphasis.

Corporate Banking provides a full array of credit, cash management and international services to corporate customers. The majority of Old Kent's corporate customers are owner-operated, middle-market companies with $5-150 million in annual sales. This customer base is spread across industries, including manufacturing, wholesaling, distributing, real estate developing, and retailing. Retail Banking distributes a broad array of consumer and small business products including deposits, loans and other transaction oriented services. These products and services are delivered through a comprehensive distribution system which includes ATMs, telephone, on-line and supermarket banking as well as conventional branch sales offices. Community Banking provides locally-based delivery of a complete range of financial products and services to smaller communities. Investment and Insurance Services delivers investment and insurance products through a wide network which includes traditional trust, private banking, brokerage, investment advisory, insurance agency, mutual funds, employee benefit administration and other financial services. Mortgage Banking provides a wide array of residential mortgage loan products to borrowers through a branch network of 147 offices in 32 states. The Treasury function primarily manages Old Kent's liquidity and interest rate risk. With the exception of the Mortgage Banking segment which operates nationwide, Old Kent's segments operate primarily within the lower peninsula of Michigan and northern Illinois.

The Treasury function administers intersegment funding using transfer pricing techniques, consistent with market rates. The elimination of intersegment funding interest income and expense is included in the Treasury line of business results.

The accounting policies of the segments are essentially the same as those described in the summary of significant accounting policies. Old Kent evaluates performance based on profit and loss from operations. Management assesses performance of each segment based upon all relevant results as shown in the table below.

Old Kent's revenues are derived almost entirely from sources within the United States. Old Kent does not rely on any customer to provide 10% or more of revenues.

Old Kent began transitioning to line of business management during 1997 and continued through 1998. As a result, management has concluded that it is impracticable to recreate data in a manner that allows for comparison of 1997 to 1998 and 1999. The following table summarizes information about reportable operating segments' profit and loss and segments' assets as of December 31, 1999 and 1998:

                                                   YEAR ENDED DECEMBER 31, 1999
                       --------------------------------------------------------------------------------------
                                                     INVESTMENT
                       CORPORATE  RETAIL   COMMUNITY     &      MORTGAGE             RECONCILING CONSOLIDATED
                        BANKING   BANKING   BANKING  INSURANCE   BANKING  TREASURY     ITEMS*       TOTAL
-------------------------------------------------------------------------------------------------------------
Net interest revenues   $214,593  $277,576  $174,598  $23,323     $47,294   $35,734   $     --      $773,118
Provision for loan
 losses                   13,172    12,638     4,572    1,020       4,093      (107)        --        35,388
Non-interest revenues
 and fees                 23,928    84,630    38,616  114,426     189,776     5,354         --       456,730
Depreciation and
 amortization              9,857    26,118    11,311    4,729      11,590     5,645         --        69,250
Segment income taxes      47,964    45,973    32,859   17,619      21,772    (8,324)    (8,400)      149,463
Net segment profit
 (after taxes)            84,936    82,927    61,337   32,077      23,156    12,285    (17,600)      279,118
Segment assets         4,394,143 4,756,319 2,844,415  422,114   2,031,647 6,151,649         --    20,600,287
Segment loans          4,390,457 4,311,669 2,725,432  359,743     649,718 1,464,644         --    13,901,663
Segment allowance for
 loan losses              90,280    56,395    47,830    5,330       5,249     1,195         --       206,279
Net segment loans      4,300,177 4,255,274 2,677,602  354,413     644,469 1,463,449         --    13,695,384
Segment deposits       1,171,730 9,365,585 3,271,642  585,714       2,100 1,375,474         --    15,772,245







                                                   YEAR ENDED DECEMBER 31, 1998
                       --------------------------------------------------------------------------------------
                                                     INVESTMENT
                       CORPORATE  RETAIL   COMMUNITY     &      MORTGAGE             RECONCILING CONSOLIDATED
                        BANKING   BANKING   BANKING  INSURANCE   BANKING  TREASURY     ITEMS*       TOTAL
-------------------------------------------------------------------------------------------------------------
Net interest revenues   $202,999  $260,421  $171,566  $20,809     $27,299   $57,109   $     --      $740,203
Provision for loan
 losses                   16,328    13,557    16,459    1,118       1,252       716      3,500        52,930
Non-interest revenues
 and fees                 19,928    72,791    47,791  100,747     148,687    23,676         --       413,620
Depreciation and
 amortization              9,934    24,240    11,460    4,545       8,001     6,627         --        64,807
Segment income taxes      38,767    42,699    32,216   12,663      15,193     3,429     (8,815)      136,152
Net segment profit
 (after taxes)            72,435    78,952    61,275   22,878      16,701    28,575    (19,678)      261,138
Segment assets         3,791,541 3,291,629 2,565,990  357,842   3,404,540 7,737,144         --    21,148,686
Segment loans          3,756,337 3,030,030 2,431,477  314,622     261,569 1,993,905         --    11,787,940
Segment allowance for
 loan losses              83,467    53,915    54,000    5,768       1,672     1,733         --       200,555
Net segment loans      3,672,870 2,976,115 2,377,477  308,854     259,897 1,992,172         --    11,587,385
Segment deposits       1,134,108 9,677,697 3,420,381  485,242       7,463 1,793,352         --    16,518,243

* THE RECONCILING ITEMS IN THE TABLE REFLECT ONE-TIME CHARGES RELATED TO OLD KENT'S MERGERS DURING 1998 AND 1999. DURING 1999 OLD KENT MERGED WITH CFSB AND PINNACLE. MERGER CHARGES RELATED TO THESE TRANSACTIONS TOTALED $17.6 MILLION AFTER-TAX. DURING 1998 OLD KENT MERGED WITH FIRST EVERGREEN CORPORATION. MERGER CHARGES RELATED TO THIS TRANSACTION TOTALED $19.7 MILLION AFTER-TAX. THESE MERGERS ARE DESCRIBED IN MORE DETAIL IN NOTE 2.

NOTE 18. EARNINGS PER SHARE

The following table reconciles the numerators and denominators used in the calculations of basic and diluted earnings per common share for each of the last three years:

                                                1999           1998           1997
--------------------------------------------------------------------------------------
Basic:
  Net Income                                $279,118,000   $261,138,000   $247,831,000
  Less: Dividends on preferred stock            (740,000)      (740,000)      (740,000)
                                            ------------   ------------   ------------
  Income available to common shareholders   $278,378,000   $260,398,000   $247,091,000
                                            ============   ============   ============
  Average common shares outstanding          139,003,000    143,962,000    150,116,000
  Basic earnings per common share                  $2.00          $1.81          $1.65

Diluted:
  Net Income                                $279,118,000   $261,138,000   $247,831,000
  Less: Dividends on preferred stock            (740,000)      (740,000)      (740,000)
                                            ------------   ------------   ------------
  Add: Dividends on convertible preferred
    stock                                        580,000        580,000        580,000
                                            ------------   ------------   ------------
  Income available to common shareholders   $278,958,000   $260,978,000   $247,671,000
                                            ============   ============   ============
  Average common shares outstanding          139,003,000    143,962,000    150,116,000
  Dilutive effect of:
    Employee stock plans                       1,175,000      1,510,000      1,271,000
    Convertible preferred stock                  416,000        416,000        416,000
                                            ------------   ------------   ------------
  Total average shares and assumed
    conversions                              140,594,000    145,888,000    151,803,000
                                            ============   ============   ============
  Diluted earnings per common share                $1.98          $1.79          $1.63

NOTE 19. COMMITMENTS AND CONTINGENCIES

Certain facilities and equipment are leased under noncancellable operating lease agreements which expire at various dates through the year 2021. The aggregate minimum rental commitments are as follows:

YEAR ENDING DECEMBER 31 (IN THOUSANDS)    PREMISES EQUIPMENT  TOTAL
--------------------------------------------------------------------
2000                                      $14,740   $3,763   $18,503
2001                                       12,176    1,898    14,074
2002                                       10,115      959    11,074
2003                                        6,648      163     6,811
2004                                        4,376       14     4,390
Thereafter                                 14,995       --    14,995
                                          -------   ------   -------
Total minimum payments                    $63,050   $6,797   $69,847
                                          =======   ======   =======

Rental expense charged to operations in 1999, 1998, and 1997, amounted to approximately $20,465,000, $16,477,000 and $11,201,000, respectively, including amounts paid under short-term cancellable leases. Certain leases contain provisions for renewal and purchase options, and require payment of property taxes, insurance and related expenses.

Included as a reduction of Old Kent's occupancy expense is building rental income of approximately $4,733,000, $4,519,000 and $3,790,000, for 1999, 1998,
and 1997, respectively.

At December 31, 1999, Old Kent and its subsidiaries were parties, both as plaintiff and as defendant, to a number of lawsuits which arose in the ordinary course of business. In the opinion of management, after consultation with the Corporation's counsel, the ultimate resolution of these matters will not have a material effect on the Corporation's consolidated financial position or results of operations.

NOTE 20. FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

Old Kent utilizes various derivative financial instruments in the normal course of business both as part of its risk management strategy and as a means to meet customer needs. The activities which currently employ financial derivatives are interest rate risk management, corporate banking, mortgage banking, and foreign exchange operations. Old Kent also enters into commitments to extend credit and letters of credit in connection with its lending activities.


INTEREST RATE RISK MANAGEMENT

The Corporation's asset/liability management focuses on limiting the volatility of both earnings and the value of capital that can result from changes in market interest rates. Interest rate risk exists to the extent that interest-earning assets and interest-bearing liabilities have different maturity or re-pricing characteristics. The Corporation uses investment security and wholesale funding instruments to manage its exposure to interest rate risk. Interest rate swap and cap contracts are also used as a means to manage interest rate risk.

Interest rate swap contracts involve the exchange of interest payments at specified intervals between two parties without the exchange of any underlying principal. Notional amounts are used in such contracts to calculate interest payments due to each counterparty and do not represent credit exposure. Old Kent pays a floating rate and receives a fixed rate for the majority of its swaps, which are hedges related to Prime rate-based loans. Old Kent pays a fixed rate and receives a floating rate on swaps that hedge certain floating rate liabilities.

Old Kent's credit risk in swap and cap contracts relates to the failure of a counterparty to pay according to the contractual terms of the agreement.
The Corporation manages the credit risk of its interest rate swap and cap agreements through credit approvals, risk control limits and ongoing monitoring procedures. Credit exposure is represented by the fair value of interest rate swaps and caps with a positive fair value, adjusted for accrued interest.

                                          1999               1998
                                   ------------------- -----------------
                                    Notional   Credit  Notional  Credit
December 31 (IN THOUSANDS)           Amount   Exposure  Amount  Exposure
------------------------------------------------------------------------
Receive fixed/pay floating swaps   $1,029,917  $2,556  $819,917 $19,668
Receive floating/pay fixed swaps      410,000   4,258    60,000      --
Interest rate caps                     20,000      24    20,000       6
                                   ----------  ------  -------- -------
                                   $1,459,917  $6,838  $899,917 $19,674
                                   ==========  ======  ======== =======

CORPORATE BANKING

Old Kent has entered into interest rate cap, floor, and swap agreements with corporate clients to assist them in managing their business risks. The Corporation mitigated its exposure to interest rate risk in these contracts by entering into offsetting positions with authorized counterparties. The credit risk from such agreements represents the possibility of a counterparty not paying according to the terms of the contract. This credit risk is controlled through credit approvals, risk control limits, and ongoing monitoring procedures. Credit exposure is represented by the fair value of interest rate contracts with a positive fair value, adjusted for accrued interest where applicable.

                                       1999              1998
                                 ----------------- -----------------
                                 Notional  Credit  Notional  Credit
December 31 (IN THOUSANDS)        Amount  Exposure  Amount  Exposure
--------------------------------------------------------------------
Interest rate caps sold          $26,000    $ --   $26,000    $ --
Interest rate caps purchased      26,000     227    26,000     105
Interest rate floors sold         26,000      --    26,000      --
Interest rate floors purchased    26,000      57    26,000     366
Receive fixed/pay floating swap    6,500      --     6,500      --
Receive floating/pay fixed swap    6,500     597     6,500     117

MORTGAGE BANKING

The Corporation uses forward sales, futures, and option contracts to protect the value of residential mortgage loans that are being underwritten or warehoused for future sale to investors in the secondary market. Adverse market interest rate changes, between the time that a customer receives a rate-lock commitment and when the fully-funded mortgage loan is sold to an investor, can erode the value of that mortgage. Therefore, Old Kent enters into forward sales and futures contracts and purchases exchange-traded option contracts to mitigate the interest rate risk associated with the origination and sale of mortgage loans. Old Kent accepts credit risk in forward sales contracts to the extent of nonperformance by a counterparty, in which case Old Kent would be compelled to sell the mortgages to another party at the current market price. The credit exposure of forward sales, futures, and option contracts represents the aggregate value of contracts with a positive fair value.

                                1999                  1998
                        -------------------- -----------------------
December 31             Contractual  Credit  Contractual   Credit
(IN THOUSANDS)            Amount    Exposure   Amount     Exposure
--------------------------------------------------------------------
Mortgage forward sales   $618,000    $5,290  $2,257,013    $1,304
Futures and options       389,000       460     390,000        80

Old Kent began utilizing treasury futures and options in 1998 to hedge the value of its mortgage servicing rights that could result from falling mortgage rates and increased mortgage prepayments. The credit risk inherent in these transactions relates to the possibility of a counterparty not paying according to the terms of the contract, however this risk is minimal in these hedge instruments since exchange traded futures and options contracts are used. The credit exposure is represented by the aggregate value of futures, puts, and calls with a positive fair value. There were no contracts of this type outstanding as of December 31, 1999.

                                                     1999
                                     --------------------------------------
                                     Expiration Number of Notional  Credit
December 31 (IN THOUSANDS)              Date    Contracts  Amount  Exposure
---------------------------------------------------------------------------
Ten-year Treasury note futures       March 1999   1,666   $166,600   $ --
Ten-year Treasury note put options   March 1999  (1,516)   151,600     --
Ten-year Treasury note call options  March 1999   1,192    119,200    887

FOREIGN EXCHANGE CONTRACTS

Old Kent enters into foreign exchange forward contracts to purchase or sell foreign currencies at a future date at a predetermined exchange rate. These contracts are used to assist customers with international transactions denominated in foreign currencies. The Corporation manages its exposure to foreign currency fluctuations by entering into offsetting contracts with authorized counterparties, usually foreign banks. The credit risk inherent in these transactions relates to the possibility of failure by a counterparty to fulfill its purchase or delivery responsibility, whereby Old Kent would execute the transaction with another counterparty at the prevailing currency exchange rate. The credit exposure of Old Kent's foreign exchange contracts represents the aggregate value of contracts with a positive fair value. The extension of foreign exchange credit facilities to counterparties follows the same approval process as other credit facilities. The majority of Old Kent's foreign exchange contracts relate to major currencies such as Canadian Dollars, British Pounds Sterling, German Deutschemarks, Japanese Yen, Italian Lira, and French Francs.

                                            1999                 1998
                                    -------------------- --------------------
                                    Contractual  Credit  Contractual  Credit
December 31 (IN THOUSANDS)            Amount    Exposure   Amount    Exposure
-----------------------------------------------------------------------------
Foreign exchange forward contracts    $32,211     $798     $10,774     $134

COMMITMENTS

Commitments to extend credit are agreements to lend cash to a customer as long as there is no breach of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require the payment of a fee. The majority of Old Kent's loan commitments have maturities that are less than one year and reflect the prevailing market rates at the time of the commitment. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The amount of collateral obtained, if deemed necessary by Old Kent, upon extension of credit is based upon management's credit evaluation of the counterparty. Standby and commercial letters of credit are Old Kent's conditional commitments to guarantee the performance of a customer to another party. The Corporation's exposure to credit loss in the event of nonperformance by the other party is represented by the contractual amount of those instruments. Old Kent uses the same credit underwriting policies in making commitments and issuing letters of credit as it does for its other lending activities.

CONTRACTUAL AMOUNT AT
DECEMBER 31 (IN MILLIONS)                    1999       1998
---------------------------------------------------------------
Commitments to extend credit                  $5,762     $5,856
Standby and commercial letters of credit         539        513

NOTE 21. ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

In accordance with Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments" ("SFAS No. 107"), the following methods and assumptions were used to estimate the fair value of each significant class of financial instrument, as defined by SFAS No. 107, for which it is practicable to estimate that value.

The estimated fair values of financial instruments, as shown below, are not intended to reflect the estimated liquidation or market value of the Corporation taken as a whole. The disclosed fair value estimates are limited to Old Kent's significant financial instruments. These include financial instruments recognized as assets and liabilities on and off the consolidated balance sheet. The estimated fair values shown below do not include any value for assets and liabilities which are not financial instruments as defined by SFAS No. 107, such as the value of real property, the value of "core deposit intangibles," the value of mortgage servicing rights, nor the value of anticipated future business.

The estimated fair value amounts were determined using available market information, current pricing information applicable to Old Kent and various valuation methodologies. Where market quotations were not available for financial instruments, considerable management judgment was involved in the determination of estimated fair values. Therefore, the estimated fair value of financial instruments shown below may not be representative of the amounts at which they could be exchanged in a current or future transaction. Due to the inherent uncertainties of expected cash flows of financial instruments, the use of alternate valuation assumptions and methods could have a significant effect on the derived estimated fair value amounts.

CASH AND CASH EQUIVALENTS, INTEREST RECEIVABLE AND INTEREST PAYABLE

For these short-term instruments, the carrying amount was deemed to be a reasonable estimate of fair value.

INTEREST-EARNING DEPOSITS

The estimated fair value of these holdings was calculated by discounting the expected future cash flows using rates applicable to similar instruments with the same remaining maturity.

TRADING ACCOUNT SECURITIES, SECURITIES AVAILABLE-FOR-SALE AND SECURITIES HELD-
 TO-MATURITY

The estimated fair values were based upon quoted market or dealer prices.

NET LOANS AND MORTGAGES HELD-FOR-SALE

Generally, the fair value of loans was estimated by discounting the expected future cash flows using current interest rates at which similar loans would be made to borrowers with similar credit ratings and remaining maturities. For certain variable rate loans that re-price frequently the estimated fair value is equal to the carrying value. For mortgages held-for-sale the estimated fair value is equal to the carrying value adjusted for any price appreciation or depreciation due to changes in secondary market prices and other inherent values.

DEPOSIT LIABILITIES

The fair value of fixed-maturity time deposits was estimated using the rates currently offered for deposits of similar remaining maturities. The fair value of demand and savings deposits is the amount payable on demand at the reporting date.

OTHER BORROWED FUNDS

The carrying amount was deemed to be a reasonable estimate of fair value for all instruments that had either short-term maturities or variable re-pricing structures. The fair value of medium-term fixed rate borrowed funds was estimated by discounting the expected future cash flows using current interest rates at which similar borrowings could be made at comparable maturities.

SUBORDINATED DEBT

The fair value of subordinated debt was based on quoted market prices.

CAPITAL SECURITIES

The carrying amount of these debentures was deemed to be a reasonable estimate of their fair value due to their adjustable rate structure.

OFF-BALANCE SHEET FINANCIAL INSTRUMENTS

The carrying value of Old Kent's interest rate contracts represents accrued interest as reflected in the consolidated balance sheets. The estimated fair value of interest rate contracts was based upon dealer or third-party quotations for the amount which might be realized from a transfer, sale or termination of such agreements. The fair value of Old Kent's commitments to extend credit, its outstanding letters of credit and foreign exchange contracts are insignificant.

The following summarizes the carrying value and estimated fair value of financial instruments:

                                      1999                      1998
                             ------------------------  -----------------------
                              CARRYING     ESTIMATED    CARRYING    ESTIMATED
December 31 (IN THOUSANDS)      VALUE     FAIR VALUE      VALUE    FAIR VALUE
------------------------------------------------------------------------------
FINANCIAL ASSETS:
  Cash and cash equivalents     $709,416     $709,416     $832,008    $832,008
  Interest-earning deposits        2,167        2,167       10,012      10,012
  Trading account securities          --           --      349,090     349,090
  Securities available-for-
   sale                        3,237,829    3,237,829    4,051,204   4,051,204
  Securities held-to-
   maturity                      609,264      590,369      803,766     823,631
  Mortgages held-for-sale        901,130      924,980    2,272,373   2,322,429
  Net loans                   13,695,384   13,795,288   11,587,385  11,952,032
  Interest receivable            140,547      140,547      136,202     136,202
FINANCIAL LIABILITIES:
  Non-interest-bearing
   deposits                    2,329,884    2,329,884    2,554,510   2,554,510
  Interest-bearing deposits
   -- no maturities            6,272,243    6,272,243    6,107,671   6,107,671
  Interest-bearing deposits
   -- fixed maturities         7,170,118    7,158,373    7,856,062   7,899,532
  Other borrowed funds         2,824,034    2,811,534    2,548,454   2,553,373
  Interest payable                64,042       64,042       61,417      61,417
  Subordinated debt              100,000       95,910      100,000     104,510
  Capital securities             100,000      100,000      100,000     100,000
INTEREST RATE CONTRACTS
 RELATING TO:
  Assets: Commercial loans         3,803       (8,420)       3,925      15,744
     Mortgages held-for-sale          --        5,007           --      (3,554)
     Investments                      --           24           --           6
  Liabilities                       (208)       4,516           --        (953)

NOTE 22. CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY

The condensed financial information of the parent company, Old Kent Financial Corporation, is summarized as follows:

CONDENSED BALANCE SHEET

DECEMBER 31 (IN THOUSANDS)                          1999       1998
----------------------------------------------------------------------
Assets:
  Cash and cash equivalents                          $8,887    $11,746
  Interest-earning deposits and other securities     95,143    150,749
  Premises and equipment                             13,487     10,758
  Investment in and advances to subsidiaries      1,614,817  1,674,308
  Other assets                                       63,142     62,803
                                                 ---------- ----------
Total Assets                                     $1,795,476 $1,910,364
                                                 ========== ==========
Liabilities and Shareholders' Equity:
  Other borrowed funds                              $12,250    $26,875
  Long-term debt                                    203,093    203,093
  Accrued expenses and other liabilities             94,369    104,071
                                                 ---------- ----------
  Total Liabilities                                 309,712    334,039
  Shareholders' Equity                            1,485,764  1,576,325
                                                 ---------- ----------
Total Liabilities and Shareholders' Equity       $1,795,476 $1,910,364
                                                 ========== ==========

CONDENSED STATEMENT OF INCOME

YEAR ENDED DECEMBER 31 (IN THOUSANDS)                 1999     1998      1997
-------------------------------------------------------------------------------
Income:
  Dividends from subsidiaries                       $254,466 $356,445  $192,772
  Service fees from subsidiaries                      96,434   81,446    60,459
  Interest and other                                  12,466   24,227    22,836
                                                    -------- --------  --------
Total income                                         363,366  462,118   276,067
                                                    -------- --------  --------
Expenses:
  Interest                                            14,855   18,620    18,908
  Salaries and benefits                               51,391   60,672    57,821
  Occupancy                                            4,815    5,794     4,795
  Equipment                                            7,768    7,838     7,559
  Other                                               50,434   44,541    34,277
                                                    -------- --------  --------
Total expenses                                       129,263  137,465   123,360
                                                    -------- --------  --------
Income before income taxes and equity in
 undistributed net income of subsidiaries            234,103  324,653   152,707
Income tax benefit                                     4,993   10,105    12,965
                                                    -------- --------  --------
Income before equity in undistributed net income
 of subsidiaries                                     239,096  334,758   165,672
Equity in undistributed net income of subsidiaries    40,022  (73,620)   82,159
                                                    -------- --------  --------
Net Income                                          $279,118 $261,138  $247,831
                                                    ======== ========  ========

CONDENSED STATEMENT OF CASH FLOWS

YEAR ENDED DECEMBER 31 (IN THOUSANDS)              1999      1998      1997
-----------------------------------------------------------------------------
Cash flows from operating activities:
Net income                                       $279,118  $261,138  $247,831
Adjustments to reconcile net income to net cash
 provided by operating activities:
  Equity in undistributed net income of
   subsidiaries                                   (40,022)   73,620   (82,159)
  Depreciation, amortization and accretion          9,725    11,563    12,686
  Net gains on sales of assets                     (6,855)  (13,072)   (2,843)
  Net change in other assets                       (1,381)   (3,485)   (9,391)
  Net change in other liabilities                  (6,013)   (7,945)   29,089
                                                 --------  --------  --------
Net cash provided by operating activities         234,572   321,819   195,213
                                                 --------  --------  --------
Cash flows from investing activities:
  Net change in interest-earning assets            54,093    30,534   (11,346)
  Net change in investment in and advances to
   subsidiaries                                    (9,878)   (5,818)   (6,841)
  Purchases of leasehold improvements, premises
   & equipment, net                                (5,850)   (4,468)   (3,880)
                                                 --------  --------  --------
Net cash provided by (used for) investing
 activities                                        38,365    20,248   (22,067)
                                                 --------  --------  --------
Cash flows from financing activities:
  Payments on other borrowed funds                (21,625)  (30,950)  (34,523)
  Proceeds from other borrowings                    7,000    23,825    21,600
  Issuance of long-term debt, net                      --        --    97,872
  Proceeds from common stock issuances             26,290    20,218    27,485
  Repurchases of common stock                    (178,692) (257,519) (196,180)
  Dividends paid to shareholders                 (108,769) (106,328)  (89,892)
                                                 --------  --------  --------
Net cash used for financing activities           (275,796) (350,754) (173,638)
                                                 --------  --------  --------
Net decrease in cash and cash equivalents          (2,859)   (8,687)     (492)
Cash and cash equivalents at beginning of year     11,746    20,433    20,925
                                                 --------  --------  --------
Cash and cash equivalents at end of year           $8,887   $11,746   $20,433
                                                 ========  ========  ========

Federal and state banking laws and regulations place certain restrictions on the amount of dividends and loans a bank may make to its parent company. As of January 2000, the subsidiary banks may distribute to the parent company, in addition to their 2000 net income, approximately $8.6 million in dividends without written approval from bank regulatory agencies. The remaining net assets of subsidiary banks, approximating $1.3 billion at December 31, 1999, are unavailable for transfer to the parent company without prior regulatory consent.

NOTE 23. RISK BASED CAPITAL

The Corporation and its subsidiary banks are subject to various regulatory capital requirements administered by federal and other banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a material effect on the Corporation's financial statements.

Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Corporation and its subsidiary banks must meet specific capital guidelines that involve quantitative measures of the Corporation's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Corporation and its subsidiary banks' capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.


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

Quantitative measures established by regulation to ensure capital adequacy require the Corporation to maintain minimum amounts and ratios of core (Tier 1) capital, total capital and leverage ratios. Management believes, as of December 31, 1999, that the Corporation and its subsidiary banks meet all capital adequacy requirements to which it is subject.

In the most recent examinations by Federal and State regulatory agencies, the Corporation and its subsidiary banks were categorized as "well capitalized" under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Corporation and its subsidiary banks must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the table below. There are no conditions or events since that notification that management believes have changed the Corporation's or its subsidiary banks' categories.

The following summarizes the Corporation's, and its subsidiary banks' regulatory capital ratios at December 31, 1999 and 1998:

                                                                To Be "Well
                                                                Capitalized"
                                                                Under Prompt
                                                  For Capital    Corrective
                                                    Adequacy       Action
                                       Actual       Purposes     Provisions
                                    ------------  ------------  ------------
(DOLLARS IN MILLIONS)               Amount Ratio  Amount Ratio  Amount Ratio
----------------------------------------------------------------------------
As of December 31, 1999:
Total Capital (to Risk Weighted
 Assets)
  Consolidated                      $1,814 11.33% $1,281 8.00%  $1,601 10.00%
  Old Kent Bank                      1,700 10.80   1,259 8.00    1,574 10.00
  Old Kent Bank, N.A.                   11 10.02       9 8.00       11 10.00
Tier 1 Capital (to Risk Weighted
 Assets)
  Consolidated                       1,517  9.48     640 4.00      960  6.00
  Old Kent Bank                      1,507  9.57     630 4.00      945  6.00
  Old Kent Bank, N.A.                   10  8.95       4 4.00        7  6.00
Leverage Ratio (to Average Assets)
  Consolidated                       1,517  7.47     609 3.00    1,015  5.00
  Old Kent Bank                      1,507  7.51     602 3.00    1,003  5.00
  Old Kent Bank, N.A.                   10  7.69       4 3.00        7  5.00

As of December 31, 1998:
Total Capital (to Risk Weighted
 Assets)
  Consolidated                      $1,749 11.94% $1,172 8.00%  $1,465 10.00%
  Old Kent Bank                      1,630 11.42   1,142 8.00    1,427 10.00
  Old Kent Bank, N.A.                   10 10.64       8 8.00        9 10.00
Tier 1 Capital (to Risk Weighted
 Assets)
  Consolidated                       1,470 10.04     586 4.00      878  6.00
  Old Kent Bank                      1,456 10.19     572 4.00      857  6.00
  Old Kent Bank, N.A.                    9  9.39       4 4.00        6  6.00
Leverage Ratio (to Average Assets)
  Consolidated                       1,470  7.22     611 3.00    1,018  5.00
  Old Kent Bank                      1,456  7.24     603 3.00    1,006  5.00
  Old Kent Bank, N.A.                    9  7.71       4 3.00        6  5.00


                                     34

NOTE 24. SUBSEQUENT EVENT

Old Kent signed a definitive agreement on November 20, 2000, providing for the merger of the Corporation into a wholly-owned subsidiary of Fifth Third Bancorp ("Fifth Third"). The merger is intended to be structured as a pooling-of-interests for accounting purposes. Under the terms of the agreement, each share of Old Kent common stock will be converted into .74 shares of Fifth Third common stock, and each share of Old Kent preferred stock will be converted into one share of Fifth Third preferred stock with substantially identical terms. Management anticipates that this merger will be completed during the second quarter of 2001.

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